                                                                    EXHIBIT 10.1



                                U.S. $50,000,000



                       REVOLVING LOAN AND CREDIT AGREEMENT



                            dated as of May 29, 1998


                                      among


                         CHICAGO TITLE AND TRUST COMPANY

                                 as the Company,


                                       and


                     CERTAIN COMMERCIAL LENDING INSTITUTIONS

                                 as the Lenders,


                                       and


                              LASALLE NATIONAL BANK

                    as Administrative Agent for the Lenders.

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
SECTION 1.  DEFINITIONS                                                           1
   SECTION 1.1    Defined Terms                                                   1
   SECTION 1.2    Use of Defined Terms                                           10
   SECTION 1.3    Cross-References                                               10
   SECTION 1.4    Accounting Terms; Financial Statements                         10
SECTION 2.  COMMITMENT OF THE LENDERS; CONDITIONS                                11
   SECTION 2.1    Commitment                                                     11
   SECTION 2.2    Conditions to the Loans                                        11
SECTION 3.  GENERAL PROVISIONS APPLICABLE TO ALL LOANS                           11
   SECTION 3.1    Applicable Interest Rates                                      11
   SECTION 3.2    Minimum and Maximum Borrowing Amounts                          13
   SECTION 3.3    Borrowing Procedures                                           13
   SECTION 3.4    Interest Periods                                               14
   SECTION 3.5    Renewals and Conversions                                       14
   SECTION 3.6    Prepayments                                                    15
   SECTION 3.7    Default Rate                                                   15
   SECTION 3.8    Notes                                                          15
   SECTION 3.9    Commitment Terminations                                        16
   SECTION 3.10   Funding Indemnity                                              16
   SECTION 3.11   Change in Circumstances, Etc.                                  17
   SECTION 3.12   Place and Application of Payments                              19
SECTION 4.  FEES                                                                 19
   SECTION 4.1    Fees                                                           19
   SECTION 4.2    Administrative Agent's Fee                                     19
   SECTION 4.3    Facility Fee                                                   20
SECTION 5.  TAXES AND OTHER MATTERS                                              20
   SECTION 5.1    Taxes                                                          20
   SECTION 5.2    Making of Loans by Administrative Agent                        21
      SECTION 5.2.1    Assumptions by Administrative Agent                       21
      SECTION 5.2.2.   Delegation of Authority to Administrative Agent           21
   SECTION 5.3    Sharing of Payments                                            22
   SECTION 5.4    Setoff                                                         23
   SECTION 5.5    Use of Proceeds                                                23
SECTION 6.  WARRANTIES                                                           23
   SECTION 6.1    Organization, etc.                                             23
   SECTION 6.2    Authorization; No Conflict                                     23
   SECTION 6.3    Validity and Binding Nature                                    24
   SECTION 6.4    Financial Statements                                           24
   SECTION 6.5    Litigation and Contingent Liabilities                          24
   SECTION 6.6    Liens                                                          24
   SECTION 6.7    Subsidiaries                                                   24
   SECTION 6.8    Investment Company Act                                         25
   SECTION 6.9    Public Utility Holding Company Act                             25
   SECTION 6.10   Regulation U                                                   25
   SECTION 6.11   Ownership of Properties                                        25
   SECTION 6.12   Taxes                                                          25
   SECTION 6.13   Pension and Welfare Plans                                      25
   SECTION 6.14   Accuracy of Information                                        25
SECTION 7.  COMPANY'S COVENANTS                                                  26

   SECTION 7.1    Reports, Certificates and Other Information                    26
      SECTION 7.1.1    Company Audit Report                                      26
      SECTION 7.1.2    Annual Company Unaudited Statements                       26
      SECTION 7.1.3    Company Interim Reports                                   26
      SECTION 7.1.4    Certificates                                              26
      SECTION 7.1.5    Annual Statement Blanks                                   27
      SECTION 7.1.6    Quarterly Statement Blanks                                27
      SECTION 7.1.7    Notice of Default and Litigation                          27
      SECTION 7.1.8    Subsidiaries                                              27
      SECTION 7.1.9    ERISA                                                     27
      SECTION 7.1.10   Additional Information                                    27
   SECTION 7.2    Books, Records and Inspections                                 28
   SECTION 7.3    Insurance                                                      28
   SECTION 7.4    Taxes                                                          28
   SECTION 7.5    Consolidated Net Worth                                         28
   SECTION 7.6    Statutory Surplus                                              28
   SECTION 7.7    Interest Expense Coverage Ratio                                28
   SECTION 7.8    Liquidity                                                      28
   SECTION 7.9    Loss Reserve Ratio                                             28
   SECTION 7.10   Restricted Payments                                            28
   SECTION 7.11   Indebtedness                                                   29
   SECTION 7.12   Liens                                                          29
   SECTION 7.13   Mergers, Consolidations, Purchases                             30
   SECTION 7.14   Asset Dispositions                                             30
   SECTION 7.15   Leverage Ratio                                                 31
   SECTION 7.16   Existing Business                                              31
   SECTION 7.17   Other Agreements                                               31
SECTION 8.  CONDITIONS OF LENDING                                                31
   SECTION 8.1    Documents                                                      31
      SECTION 8.1.1    Notes                                                     31
      SECTION 8.1.2    Corporate Documents                                       31
      SECTION 8.1.3    Incumbency and Signatures                                 31
      SECTION 8.1.4    Confirmatory Certificate                                  32
      SECTION 8.1.5    Good Standing                                             32
      SECTION 8.1.6    Instructions                                              32
      SECTION 8.1.7    Other                                                     32
   SECTION 8.2    Further Conditions                                             32
SECTION 9.  EVENTS OF DEFAULT AND THEIR EFFECT                                   32
   SECTION 9.1    Events of Default                                              32
      SECTION 9.1.1    Non-Payment of Notes, etc.                                32
      SECTION 9.1.2    Non-Payment of Other Indebtedness                         32
      SECTION 9.1.3    Bankruptcy, Insolvency, etc.                              33
      SECTION 9.1.4    Non-Compliance with this Agreement                        33
      SECTION 9.1.5    Warranties                                                33
      SECTION 9.1.6    Change of Control                                         33
      SECTION 9.1.7    Judgments                                                 33
      SECTION 9.1.8    Pension Plans                                             34
   SECTION 9.2    Effect of Event of Default                                     34
SECTION 10. THE ADMINISTRATIVE AGENT                                             34
   SECTION 10.1   Actions                                                        34
   SECTION 10.2   Exculpation                                                    35
   SECTION 10.3   Successor                                                      35
   SECTION 10.4   Loans by LaSalle                                               35
   SECTION 10.5   Credit Decisions                                               36

   SECTION 10.6   Copies, etc.                                                   36
SECTION 11. MISCELLANEOUS PROVISIONS                                             36
   SECTION 11.1   Waivers, Amendments, etc.                                      36
   SECTION 11.2   Notices                                                        37
   SECTION 11.3   Costs, Expenses and Taxes                                      37
   SECTION 11.4   Indemnification                                                37
   SECTION 11.5   Survival                                                       38
   SECTION 11.6   Severability                                                   38
   SECTION 11.7   Captions                                                       38
   SECTION 11.8   Execution in Counterparts, Effectiveness, etc.                 38
   SECTION 11.9   Governing Law                                                  39
   SECTION 11.10  Successors and Assigns                                         39
   SECTION 11.11  Sale and Transfer of Notes; Participations in Notes            39
      SECTION 11.11.1  Assignments                                               39
      SECTION 11.11.2  Participations                                            40
   SECTION 11.12  Other Transactions                                             41
   SECTION 11.13  Forum Selection and Consent to Jurisdiction                    41
   SECTION 11.14  Waiver of Jury Trial                                           42
   SECTION 11.15  Confidentiality                                                42
   SECTION 11.16  Special Purpose Funding Vehicle                                42

                       REVOLVING LOAN AND CREDIT AGREEMENT


         This REVOLVING LOAN AND CREDIT AGREEMENT, dated as of May 29, 1998, among CHICAGO TITLE AND TRUST COMPANY, an Illinois corporation (the "Company"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), and LASALLE NATIONAL BANK, as administrative agent (the "Administrative Agent") for the Lenders.

                               W I T N E S E T H:

         WHEREAS, as of the date hereof, the Company is wholly-owned by Alleghany Corporation, a Delaware corporation ("Alleghany"), and is engaged directly and through its various Subsidiaries in the business of issuing title insurance and providing other related services for residential and commercial real estate transactions; and

         WHEREAS, Alleghany has announced its intention to transfer all of the issued and outstanding shares of the Company owned by Alleghany to Chicago Title Corporation, a newly formed Delaware corporation ("CTC"), and to distribute the shares of CTC to Alleghany stockholders, which transaction is expected to be completed in the second quarter of 1998; and

         WHEREAS, the Company wishes to borrow from the Lenders on a revolving credit basis on and after the date hereof and at any time prior to the Expiration Date in an aggregate principal amount at any one time outstanding not to exceed $50,000,000; and

         WHEREAS, the Lenders and the Administrative Agent wish to make available to the Company the loans provided for herein to effect such extension of credit on a revolving credit basis, in each case on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, the parties hereto, intending to be bound hereby, further agree as follows:

         SECTION 1. DEFINITIONS

         SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its Preamble and Recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         Adjusted Total Assets shall mean for any fiscal year the total assets of the Company and its Subsidiaries on a consolidated basis as at the commencement of such fiscal year, as shown on a consolidated balance sheet of the Company prepared as at the end of the preceding fiscal year in accordance with generally accepted accounting principles consistently applied, less any amounts shown on such consolidated balance sheet representing Unrestricted Assets.

         Administrative Agent is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 10.3.

         Affiliate of any Person shall mean a corporation which controls, is controlled by or is under common control with such Person.

         Agreement shall mean, on any date, the Revolving Loan and Credit Agreement as the same may, from time to time, be amended, supplemented, amended and restated, or otherwise modified and in effect as of such date.

         Annual Statement Blank shall mean the annual statement of the conditions and affairs of each Title Insurance Subsidiary in the form prescribed by its applicable State regulatory authority for title insurance companies and prepared in accordance with applicable statutory accounting principles.

         Applicable LIBOR Margin, for purposes of determining the interest rate on a LIBOR Loan, means initially 0.25% (the "Normal LIBOR Margin"), provided, however, that the Normal LIBOR Margins shall be subject to quarterly adjustment, commencing with the fiscal quarter commencing July 1, 1998, based on the following matrix:

                                                         Applicable LIBOR Margin
Leverage Ratio                                               for LIBOR Loans
--------------                                               ---------------
Less than 0.20:1.00                                               0.25%

0.20:1.00 through but less                                        0.30%
than 0.25:1.00

0.25:1.00 through but less                                        0.35%
than 0.30:1.00

0.30:1.00 through but less                                        0.40%
than 0.35:1.00

Greater than or equal to 0.35:1.00                                0.50%

         Approved Investments shall mean investments (i) in direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the United States of America, (ii) in obligations issued or guaranteed by any agency or instrumentality of the United States of America, (iii) in certificates of deposit of, and time deposits in, any bank organized under the laws of the United States of America or any State thereof whose short-term commercial paper rating from Standard & Poor's Corporation is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. is at least P-1 or the equivalent thereof (or in the event that neither such company is providing such service, any other similar nationally recognized rating service), or (iv) in short-term notes or other obligations rated P-1 by Moody's Investors Service,

Inc. or A-1 by Standard and Poor's Corporation (or in the event that neither such company is providing such service, any other similar nationally recognized rating service).

         Assignee Lender is defined in Section 11.11.1.

         Authorized Officer means one or more officers of the Company duly authorized (and so certified to the Administrative Agent by the corporate Secretary of the Company pursuant to a certificate of authority and incumbency from time to time satisfactory to Administrative Agent), acting alone, to request Loans hereunder and execute and deliver documents, instruments, agreements, reports, statements and certificates in connection herewith.

         Base Rate means, for any day, the higher of (a) the sum of (x) one-half percent (0.50%) plus (y) the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent in Chicago, Illinois as its "prime" commercial rate. The "prime" commercial rate is a rate set by the Administrative Agent based upon various factors including the Administrative Agent's costs and desired return, general economic conditions and other factors and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate; any change in the Base Rate resulting from a change in said prime commercial rate shall be effective as of the date of the relevant change in said prime commercial rate.

         Base Rate Loan means a Loan bearing interest at the rate specified in
Section 3.1(a) hereof.

         Borrowing Notice means the request of the Company for Loans, as further described in Section 3.3 hereof.

         Business Day shall mean

         (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Chicago, Illinois and New York, New York; and

         (b) relative to the making, continuing, prepaying or repaying of any LIBOR Loans, any day on which dealings in Dollars are carried on in the London interbank market.

         Capitalized Lease of a Person means any lease of real or personal property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with generally accepted accounting principles.

         Capitalized Lease Obligations of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with generally accepted accounting principles.

         Cash and Marketable Securities shall mean as at the end of any fiscal quarter (i) with respect to the Title Insurance Subsidiaries all assets on a combined basis for the Title Insurance Subsidiaries which are included on page 2, lines 1, 2.1, 2.2, and 6 (excluding preferred stock and common stock of Affiliates) of the Form 9 Annual Statement Blank and the Quarterly Statement Blank of the Title Insurance Subsidiaries as at such date (or the equivalent items if the forms of said Annual Statement Blank or Quarterly Statement Blank shall be amended) and (ii) with respect to the Company, all assets which would be included on page 2, lines 1, 2.1, 2.2, and 6 (excluding preferred stock and common stock of Affiliates) of the Form 9 Annual Statement Blank of the Company (or the equivalent items if the form of said Annual Statement Blank shall be amended) if the Company was filing such form based on applicable statutory accounting principles applied on a basis consistent with those applied on December 31, 1997.

         Commitment shall mean, relative to any Lender, such Lender's obligation to make Loans pursuant to Section 2.1.

         Company - see Preamble.

         Commitment Amount shall mean, on any date $50,000,000, or such lesser amount resulting from any termination by the Company pursuant to Section 3.9.

         Consolidated Net Income shall mean consolidated total revenues of the Company and its Subsidiaries, less all consolidated charges which should be deducted before arriving at net income, as determined in accordance with generally accepted accounting principles.

         Consolidated Net Worth shall mean the sum of the capital stock, additional paid-in capital and retained earnings accounts of the Company and its Subsidiaries as shown on the Company's consolidated balance sheet prepared in accordance with generally accepted accounting principles; provided, however that Consolidated Net Worth shall be reduced by the face amount of any debt instruments of Affiliates which are not Subsidiaries of the Company owned by the Company or its Subsidiaries. The Company implemented at December 31, 1993, the provisions of Statement of Financial Accounting Standards Bulletin Number 115. Under this statement, the Company's investments in certain marketable securities are periodically valued at fair values, with the changes in such values being recorded directly in stockholder's equity. The Company and the Lenders agree that for purposes of the computation of Consolidated Net Worth, unrealized gains and losses resulting from such changes in fair values shall be excluded from such computations.

         Controlled Group shall mean all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Internal Revenue Code or Section 4001 of ERISA.

         CTI shall mean Chicago Title Insurance Company, a Missouri corporation and Subsidiary of the Company.

         Debt Service shall mean, for any fiscal period, the sum of (i) Interest Expense for such period, plus (ii) all amounts of principal paid or payable on all indebtedness for borrowed money or for the deferred purchase price of property (including the Notes for such period, plus (iii) any reductions from time to time in Capitalized Lease Obligations appearing as indebtedness on the liability side of a balance sheet in accordance with generally accepted accounting principles; provided that the term "Debt Service" shall not include any obligation to the extent such obligation is permitted by Section 7.11(v), 7.11(vii) or 7.11(x).

         Default Rate is defined in Section 3.7.

         Dollar and $ shall mean lawful money of the United States.

         Domestic Office shall mean, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

         Earnings Before Interest and Taxes shall mean, for any fiscal period, the sum of (i) Consolidated Net Income of the Company for such period, plus (ii) all Interest Expense of the Company and its Subsidiaries deducted in determining Consolidated Net Income for such period, plus (iii) any provision for federal, state or local income taxes or franchise taxes deducted in determining Consolidated Net Income for such period, as determined in accordance with generally accepted accounting principles.

         Environmental Laws shall mean all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         Eurodollar Reserve Percentage is defined in Section 3.1(b) hereof.

         Event of Default shall mean any of the events described in Section 9.1.

         Expiration Date is defined in Section 2.1.

         Facility Fee is the amount per annum equal to the following percentage multiplied by the Commitment Amount payable in arrears on the last day of each calendar quarter, commencing June 30, 1998 (initially 0.10%):

Leverage Ratio                                           Applicable Facility Fee
--------------                                           -----------------------
Less than 0.20:1.00                                               0.10%

0.20:1.00 through but less
than 0.25:1.00                                                    0.125%

0.25:1.00 through but less                                        0.15%
than 0.30:1.00

0.30:1.00 through but less                                        0.20%
than 0.35:1.00

Greater than or equal to 0.35:1.00                                0.25%

The Administrative Agent shall determine the Facility Fee, and its determination thereof shall be conclusive and binding except in the case of manifest error. Not later than fifteen (15) days after the Administrative Agent's receipt of the quarterly financial statements required by Section 7.1.3 hereof for a given fiscal quarter (or, in the case of year end, the receipt of the annual financial statements required by Section 7.1.2 hereof for a given fiscal year) and the letter from the Company, accompanied by a certificate signed by the Chief Financial Officer or Treasurer of the Company computing the Leverage Ratio as of the close of the most recently completed fiscal quarter required by Section 3.1(c) hereof, the Administrative Agent shall determine whether such financial information indicates such a change in the Leverage Ratio as would justify a change in the Facility Fee and shall then notify the Company of such determination and of any change in the Facility Fee resulting therefrom. Any change in the Facility Fee shall be effective retroactively as of the close of the most recently completed fiscal quarter and with such new Facility Fee to continue in effect until the effectiveness of the next redetermination thereof. Any determination by the Administrative Agent of the Leverage Ratio shall be conclusive and binding upon the Company except in the case of manifest error.

         Federal Funds Rate shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to

         (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

         (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on transactions in an amount equal to the outstanding principal amount of the Notes received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         Indemnified Liabilities is defined in Section 11.4.

         Indemnified Parties is defined in Section 11.4.

         Interest Expense shall mean, for any fiscal period, all amounts paid or payable by the Company and its Subsidiaries on a consolidated basis as interest expense on all indebtedness for borrowed money or for the deferred purchase price of property or as the implicit interest expense on all obligations which are regarded as Capitalized Lease Obligations for accounting purposes, as determined in accordance with generally accepted accounting principles, provided that the term "Interest Expense" shall not include any interest on any obligation to the extent such obligation is permitted by Section 7.11(v), 7.11(vii) or 7.11(x).

         Interest Period is defined in Section 3.4 hereof.

         Investment Borrowings shall mean indebtedness of the Company or a Subsidiary having a maturity of 92 days or less representing borrowings from a bank or banks with which the Company or such Subsidiary has a depositary relationship, which borrowings shall be fully secured by Approved Investments purchased by the Company with the proceeds of such borrowings.

         LaSalle shall mean LaSalle National Bank, and any successor corporation thereto by merger, consolidation or otherwise.

         Lender Assignment Agreement shall mean a Lender Assignment Agreement substantially in the form of Exhibit C hereto.

         Lenders - see Preamble.

         Leverage Ratio means the ratio of Long-Term Indebtedness to Consolidated Net Worth.

         LIBOR Loan means a Loan bearing interest at the rate specified in
Section 3.1(b) hereof.

         Loans is defined in Section 2.1.

         Loan Documents shall mean this Agreement, the Notes and each Borrowing Notice.

         Long-Term Indebtedness shall mean all indebtedness of the Company and its Subsidiaries for borrowed money or on account of deposits (other than trust and escrow balances) or advances, all indebtedness of the Company and its Subsidiaries for the deferred purchase price of property and services to the extent provided in Section 7.11, all indebtedness of others assumed or guaranteed by the Company or any of its Subsidiaries or in respect of which the Company or any Subsidiary is secondarily or contingently liable (other than (x) by endorsement of negotiable instruments in the course of collection, and (y) other indebtedness of others guaranteed by the Company or any of its Subsidiaries or in respect of which the Company or any Subsidiary is secondarily or contingently liable not exceeding at any one time an aggregate of $15,000,000) and all Capitalized Lease Obligations of the Company and its Subsidiaries, which indebtedness or obligation is in each case by its terms payable more than one year after the date of such determination; provided that the term "Long-Term Indebtedness" shall not include any obligation which is permitted by Section 7.11(vii), 7.11(viii) or 7.12 nor shall it include any obligation to the extent such obligation is permitted by Section 7.11(x).

         Loss Reserves shall mean as at the end of any fiscal quarter all amounts for the Title Insurance Subsidiaries on a combined basis which are shown as "Reserve for undetermined title losses of which notice has been received" on line 1, page 3 of the Form 9 Annual Statement

Blank and the Quarterly Statement Blank of the Title Insurance Subsidiaries as at such date (or the equivalent item if the forms of said Annual Statement Blank or Quarterly Statement Blank shall be amended).

         Material Adverse Effect means, relative to any occurrence, event, condition or circumstance, or any change therein, of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a materially adverse effect on: (i) the assets of or the business, financial condition, or operations of the Company and its Subsidiaries taken as a whole; (ii) the ability of the Company to timely or fully perform any of the payment, performance or other material obligations involving the Loan Documents or a payment default in respect of any of their debt in excess of $10,000,000 or other default the effect of which is to accelerate the maturity of any of their debt in excess of $10,000,000; (iii) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of the Administrative Agent or any Lender to enforce any rights or remedies under or in connection with any Loan Document.

         Net Asset Sales shall mean, for any fiscal year, the excess, if any, of
(i) sales or other dispositions of assets in such fiscal year, over (ii) purchases or other acquisitions of assets in such fiscal year; provided, however, that Net Asset Sales shall not include sales or purchases of Unrestricted Assets. Repayments by third parties to the Company or any Subsidiary of loans and other amounts receivable shall not be deemed to be sales or other dispositions of assets for purposes of the foregoing definition.

         Note shall mean a promissory note of the Company payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed, supplemented, substituted, renewed, extended, restated, or otherwise modified from time to time), evidencing the aggregate indebtedness of the Company to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         Obligations shall mean all obligations (monetary or otherwise) of the Company arising under and in connection with this Agreement, the Notes or any other Loan Document.

         Participant is defined in Section 11.11.2.

         PBGC shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         Pension Plan shall mean a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         Percentage shall mean, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.

         Person shall mean any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         Plan shall mean any Pension Plan or Welfare Plan.

         Quarterly Statement Blank shall mean the quarterly statement of the conditions and affairs of each Title Insurance Subsidiary in the form prescribed by its applicable State regulatory authority for title insurance companies and prepared in accordance with applicable statutory accounting principles.

         Reference Bank means ABN/AMRO Bank.

         Required Lenders shall mean, at any time, Lenders holding at least 51% of the then aggregate outstanding principal amount of the Notes then held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments.

         Restricted Payments is defined in Section 7.10.

         Revolving Loan or Revolving Loans is defined in Section 2.1.

         Scheduled Properties shall mean the real property listed on Exhibit D hereto.

         Security Union shall mean Security Union Title Insurance Company, a California corporation.

         Statutory Premium Reserve shall mean as at the end of any fiscal quarter all amounts on a combined basis for the Title Insurance Subsidiaries which would be shown as "statutory premium reserve" on line 2, page 3 of the Form 9 Annual Statement Blank and the Quarterly Statement Blank of the Title Insurance Subsidiaries as at such date (or the equivalent item if the forms of said Annual Statement Blank or Quarterly Statement Blank shall be amended).

         Statutory Surplus shall mean as at the end of any fiscal quarter the combined surplus of all Title Insurance Subsidiaries, computed for them in the same manner as the item that is required to be filed as "Surplus as Regards Policy Holders" on line 26, page 3 of the Form 9 Annual Statement Blank and the Quarterly Statement Blank of the Title Insurance Subsidiaries as at such date (or the equivalent item if the forms of said Annual Statement Blank or Quarterly Statement Blank shall be amended).

         Subsidiary shall mean a corporation of which the Company and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

         Taxes is defined in Section 5.1.

         Termination Date means May __, 2003.

         Title Insurance Subsidiaries shall mean CTI, Security Union and TT; provided, however, that in the event a Subsidiary of CTI, Security Union or TT in existence on the date of execution and delivery hereof subsequently becomes a direct Subsidiary of the Company, the term "Title Insurance Subsidiaries" shall mean CTI, Security Union, TT and such Subsidiary. In determining compliance by the Title Insurance Subsidiaries with the various covenants applicable to them in Section 7, such determinations shall be based on applicable statutory accounting principles applied on a basis consistent with those at the time in effect. It is understood and agreed that statutory accounting principles require that all Subsidiaries of Title Insurance Subsidiaries be carried on the books of such Title Insurance Subsidiaries on a statutory equity basis.

         TT shall mean Ticor Title Insurance Company, a California corporation.

         Type means, with regard to each Loan, such Loan is either a Base Rate Loan or a LIBOR Loan.

         Unmatured Event of Default shall mean any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

         Unrestricted Assets shall mean cash and marketable securities (including, without limitation, certificates of deposit and assets pledged to secure trust and escrow deposits), mortgages and non-operating real estate (including, without limitation, claims acquired properties).

         Welfare Plan shall mean a "welfare plan", as such term is defined in
Section 3(1) of ERISA.

         SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Note, Borrowing Notice, notice and other communication delivered from time to time in connection with this Agreement.

         SECTION 1.3 Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Section are references to such Section of this Agreement.

         SECTION 1.4 Accounting Terms; Financial Statements. All accounting terms used herein but not expressly defined in this Agreement have the respective meanings given to them in accordance with generally accepted accounting principles. Unless otherwise provided herein, all computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall be made in accordance with generally accepted accounting principles on a basis consistent with those at the time in effect; provided, however, that if any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Company and such changes result in a material change in the method of calculation of any of the financial covenants or restrictions contained in Section 7 or in the related definitions or terms used herein, the parties hereto agree to enter into negotiations in good faith in order to amend such provisions so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such changes as if such changes had not been made.

         SECTION 2. COMMITMENT OF THE LENDERS; CONDITIONS.

         SECTION 2.1 Commitment. Subject to the terms and conditions of this Agreement, the Lenders severally agree to lend to the Company at any time and from time to time, from the date hereof until the earlier of the Termination Date or the occurrence of an Event of Default or Unmatured Event of Default hereunder (the earlier of such dates hereinafter referred to as the "Expiration Date"), such sums, in a minimum amount(s) as set forth in Section 3.2 hereof, as the Company may request from time to time by a Borrowing Notice pursuant to
Section 3.3 hereof; provided, however, that the aggregate principal amount of all loans outstanding under this Section 2.1 (individually, a "Revolving Loan" or "Loan" or, collectively, the "Revolving Loans" or "Loans") at any one time shall not exceed Fifty Million Dollars ($50,000,000) (such obligations hereinafter referred to as the "Commitment"). Subject to the terms and conditions hereof, the Company may borrow or repay and reborrow hereunder, from the date hereof until the Expiration Date, either the full amount of the Commitment or any lesser sum in the minimum amounts referred to herein. If, at any time, the Revolving Loans exceed the Commitment, the Company shall immediately notify the Administrative Agent of the existence of and pay to the Administrative Agent the amount of such excess. Borrowings of the Loans shall be made ratably from the Lenders in proportion to their respective Percentages.

         SECTION 2.2 Conditions to the Loans. Notwithstanding any other provision of this Agreement, no Lender shall be required to make the Loans provided for hereunder if the conditions precedent to the making of the Loans specified in Section 8 have not been satisfied.

         SECTION 3. GENERAL PROVISIONS APPLICABLE TO ALL LOANS.

         SECTION 3.1 Applicable Interest Rates. The Company may elect that each borrowing of Loans be made by means of a Base Rate Loan or a LIBOR Loan; provided, however, that there shall not be more than eight borrowings of LIBOR Loans outstanding at any time.

         (a) Base Rate Loans. Each Base Rate Loan made by the Lenders shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Base Rate from time to time in effect. Interest on all Base Rate Loans is payable on the last day of each calendar quarter and at maturity (whether by acceleration or otherwise) commencing June 30, 1998.

         (b) LIBOR Loans. Each LIBOR Loan made by the Lenders shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of (x) the Applicable LIBOR Margin for LIBOR Loans plus (y) the Adjusted LIBOR, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the date such Loan is made.

         Adjusted LIBOR means, for any borrowing of LIBOR Loans, a rate per annum determined in accordance with the following formula:

                                             LIBOR
                                 -----------------------------
         Adjusted LIBOR = 100% - Eurodollar Reserve Percentage

         LIBOR means, for an Interest Period for a borrowing of LIBOR Loans, the offered rate per annum for deposits of Dollars for the requested period that appears on Telerate Page 3750 as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Administrative Agent (rounded upwards, if necessary, to the nearest 1/100th of 1%) at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to the Administrative Agent in the London interbank market for the requested period and for an amount equal or comparable to the principal amount of the LIBOR Loans outstanding on such date of determination. If no such deposits are offered by such institutions, such rate will be the rate in effect for the prior Interest Period.

         Eurodollar Reserve Percentage means, for any borrowing of LIBOR Loans, the daily average for the applicable Interest Period of the maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on "eurocurrency liabilities," as defined in such Board's Regulation D, (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extension of credit or other assets that include loans by non-United States offices of Lender to United States residents) subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the LIBOR Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D.

         (c) Margin and Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error. Not later than fifteen (15) days after the Administrative Agent's receipt of the quarterly financial statements required by Section 7.1.3 hereof for a given fiscal quarter (or, in the case of a year end, the receipt of the annual financial statements required by Section 7.1.2 hereof for a given fiscal year) and a letter from the Company requesting a change in the Applicable LIBOR Margin, accompanied by a certificate signed by the Chief Financial Officer or Treasurer of the Company computing the Leverage Ratio as of the close of the most recently completed fiscal quarter, the Administrative Agent shall determine whether such financial information indicates such a change in the Leverage Ratio as would justify a change in the Applicable LIBOR Margin and shall then notify the Company of such determination and of any change in the Applicable LIBOR Margin resulting therefrom. Any change in the Applicable LIBOR Margin shall be effective retroactively as of the close of the most recently completed fiscal quarter and with such new Applicable LIBOR Margin to continue in effect until the effectiveness of the next redetermination thereof. Any determination by the Administrative Agent of the Leverage Ratio shall be conclusive and binding upon the Company except in the case of manifest error.

         SECTION 3.2 Minimum and Maximum Borrowing Amounts. Each borrowing of Base Rate Loans shall be in an amount not less than $500,000 or any larger amount that is an integral multiple of $100,000. Each borrowing of LIBOR Loans shall be in an amount not less than $1,000,000, or any larger amount that is an integral multiple of $100,000.

         SECTION 3.3 Borrowing Procedures.

         (a) Notice to the Administrative Agent. The Company shall give telephonic or telecopy notice to the Administrative Agent in the form attached hereto as Exhibit B (the "Borrowing Notice") (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) by no later than 12:00 noon (Chicago time) (i) on the date at least three (3) Business Days prior to the date of each requested borrowing of LIBOR Loans and (ii) on the date of any requested borrowing of Base Rate Loans. Each such notice shall specify (i) the date of the requested borrowing (which shall be a Business Day),
(ii) the amount of the requested borrowing, (iii) the type of Loans requested (if no election as to type of borrowing is specified in any such notice, then the requested borrowing shall be of Base Rate Loans), and (iv) if such borrowing is to be comprised of LIBOR Loans, the Interest Period applicable thereto. The Company agrees that the Administrative Agent may rely on any such telephonic or telecopy notice given by any person the Administrative Agent in good faith believes is an Authorized Officer without the necessity of independent investigation and in the event any notice by such means conflicts with the written confirmation, such telephone or telecopy notice shall govern if the Administrative Agent has acted in reliance thereon.

         (b) Disbursement of Loans. Not later than 2:00 p.m. (Chicago time) on the date of any borrowing (a "Funding Date") of LIBOR Loans or Base Rate Loans, each Lender shall make available its Loan in funds immediately available in Chicago, Illinois, except to the extent such borrowing is either a reborrowing, in whole or in part, of the principal amount of a maturing borrowing of Loans (a "Refunding Borrowing") in which case Lender shall record the Loan made by it as a part of such Refunding Borrowing on its books or records or on a schedule to the appropriate Note, as provided in Section 3.8(b) hereof, and shall effect the repayment, in whole or in part, as appropriate, of its maturing Loan or reimbursement obligation through the proceeds of such new Loan. Subject to
Section 8 hereof, the Lenders shall make the proceeds of each borrowing available to the Company at the Administrative Agent's principal office in Chicago, Illinois.

         SECTION 3.4 Interest Periods. As provided in Section 3.3 hereof, at the time of each request for the borrowing of LIBOR Loans hereunder the Company shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a borrowing of LIBOR Loans is made and ending on the date, as the Company may select, 1, 2 or 3, 6 or 12 months thereafter; provided, however, that:

         (a) the Company may not select an Interest Period that extends beyond the Termination Date;

         (b) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

         (c) for purposes of determining the Interest Period for a borrowing of LIBOR Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

         SECTION 3.5 Renewals and Conversions. The Company may elect from time to time to convert all or a part of one Type of Loan into another Type of Loan or to renew all or part of a Loan by giving the Administrative Agent notice (effective upon receipt) by 12:00 noon (Chicago time) on the proposed date of conversion into a Base Rate Loan, and at least three (3) Business Days before the conversion into or renewal of a LIBOR Loan, specifying (i) the renewal or conversion date, (ii) the amount of the Loans to be converted or renewed, (iii) in the case of conversions, the Type of Loan to be converted into, and (iv) in the case of renewals of or conversion into LIBOR Loans, the duration of the Interest Period applicable to such Loan, provided that (a) after such renewal or conversion the minimum principal amount of each Loan with the same Interest Period shall be One Million Dollars ($1,000,000), and (b) LIBOR Loans can only be renewed or converted on the last day of the Interest Period for such Loan. The Administrative Agent shall promptly notify each applicable Lender of each such notice. All conversions shall be made on a proportional basis among the Lenders providing such converted Loan.

         The Company shall give telephonic or telecopy notice to the Administrative Agent (which notice shall be irrevocable once given, and if by telephone, shall be promptly confirmed in writing) and shall be given not later than 12:00 noon (Chicago time) on a Business Day which is not less than the number of Business Days specified above for such notice. If the Company fails to give the Administrative Agent the notice specified above for the renewal or conversion of a LIBOR Loan prior to the end of the Interest Period of such Loan, such Loan shall automatically be converted into a Base Rate Loan on the last day of the Interest Period for such Loan.

         SECTION 3.6 Prepayments.

         (a) Generally. The Company shall have the privilege of prepaying without premium or penalty and in whole or in part (but, if in part, then: (i) in an amount not less than $500,000 or any larger amount that is an integral multiple of $100,000 in the case of Base Rate Loans, and in an amount not less than $1,000,000 or any larger amount that is an integral multiple of $100,000 in the case of LIBOR Loans and (ii) in an amount such that the minimum amount required for a borrowing pursuant to Section 3.2 hereof remains outstanding) on any Business Day upon prior notice to the Administrative Agent which must be received by the Administrative Agent by no later than 12:00 noon (Chicago time) on the date of such prepayment in the case of Base Rate Loans and by no later than 12:00 noon (Chicago time) on the date three Business Days in advance of the date of such prepayment in the case of LIBOR Loans, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon and, in the case of LIBOR Loans, any compensation required by Section
3.10 hereof. Partial prepayments of any outstanding type of Loan shall be applied to the various borrowings at the direction of the Company.

         (b) Reborrowings. Any amount paid or prepaid on the Revolving Loans before the Expiration Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

         SECTION 3.7 Default Rate. If any Event of Default has occurred and is continuing, then each Loan or other monetary Obligation shall bear interest, after as well as before judgment (computed on the basis of a year of 360 days and actual days elapsed) from the date of such Event of Default until such Loan or other monetary Obligation is paid in full, payable on demand, at a rate per annum (the "Default Rate") equal to:

         (a) with respect to any Base Rate Loan, the sum of two percent (2%) plus the Base Rate from time to time in effect; and

         (b) with respect to any LIBOR Loan, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) plus the Base Rate from time to time in effect; and

         (c) with respect to other monetary Obligations for which a Default Rate is not otherwise specified, the sum of two percent (2%) plus the Base Rate from time to time in effect.

         SECTION 3.8 Notes.

         (a) Form of Notes. In order to evidence the Revolving Loans, at the time of the making of the initial Revolving Loans, the Company will execute and deliver promissory notes, dated the date hereof, payable to the order of each Lender in the principal amount of its Commitment (together with any and all amendments, modifications, supplements, substitutions, renewals, extensions and restatements, thereof and therefor, individually, the "Note" or collectively, the "Notes"), substantially in the form of Exhibit A hereto.

         (b) Recording Procedures. The Administrative Agent and each Lender shall record on their books or records or on a schedule to the appropriate Note the amount of each Loan made by such Lender to the Company, the Interest Period thereof (if applicable), all payments of principal and interest and the principal balance from time to time outstanding thereon, the interest rate applicable thereto, and, in respect of any Loan, the type of such Loan; provided that prior to the transfer of any Note all such amounts shall be recorded on a schedule to such Note. The record thereof, whether shown on such books or records of such Lender and the Administrative Agent or on a schedule to any Note, shall be prima facie evidence as to all such amounts (and, in the case of any discrepancy therein, in the absence of manifest error, the books and records of the Administrative Agent shall control); provided, however, that the failure of the Administrative Agent to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Company to repay all Loans made hereunder together with accrued interest thereon. The Administrative Agent will account separately to the Company monthly with a statement of Loans, charges and payments made to and by the Company pursuant to this Agreement, and such accounts shall be deemed final, binding and conclusive, save for manifest error, unless the Administrative Agent is notified by the Company in writing to the contrary within 30 days of the date the account to the Company was so rendered. Such notice by the Company shall be deemed an objection to only those items specifically objected to therein. Failure of the Administrative Agent to render such account shall in no way offset the rights of the Administrative Agent or of the Lenders hereunder. At the request of any Lender and upon such Lender tendering to the Company the Note to be replaced, the Company shall furnish a new Note to such Lender to replace any outstanding Note and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

         SECTION 3.9 Commitment Terminations. The Company shall have the right at any time and from time to time, upon prior written notice to the Administrative Agent, to terminate without premium or penalty, in whole or in part, any Commitment, each such termination (whether in whole or in part) to be effective as of the close of the calendar quarter specified in such notice (provided such effective date occurs no earlier than five (5) Business Days after such notice) and each partial termination to be in an amount not less than $500,000 or any larger amount that is an integral multiple of $100,000; provided that the Commitments may not be reduced to an amount less than the aggregate principal amount of the utilization then outstanding thereunder. Any termination of Commitments pursuant to this Section 3.9 may not be reinstated.

         SECTION 3.10 Funding Indemnity. In the event any Lender shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

         (a) any payment (including prepayment) of a LIBOR Loan on a date other than the last day of its Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement, or

         (b) any failure (because of a failure to meet the conditions of Sections 2.2, 8 or otherwise) by the Company to borrow a LIBOR Loan on the date specified in a notice given pursuant to Section 3.3 hereof, then, upon the demand of such Lender, the Company shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If such Lender makes such a claim for compensation, it shall provide to the Company a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be deemed rebuttably presumptive evidence of the correctness thereof.

         SECTION 3.11 Change in Circumstances, Etc.

         (a) Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any change in applicable Law or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain LIBOR Loans or to give effect to its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Company and the Administrative Agent, and such Lender's obligations to make or maintain LIBOR Loans under this Agreement shall terminate until it is no longer unlawful for such Lender to make or maintain LIBOR Loans. The Company shall prepay on demand the outstanding principal amount of any such affected LIBOR Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Company may then elect to borrow the principal amount of the affected LIBOR Loan from such Lender by means of a Base Rate Loan from Lenders.

         (b) Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any borrowing of LIBOR Loans:

                  (i) the Administrative Agent advises the Company that deposits in United States Dollars (in the applicable amounts) are not being offered to it or the Reference Bank in the interbank eurodollar market, for such Interest Period, or

                  (ii) the Administrative Agent advises the Company that LIBOR as determined by the Reference Bank will not adequately and fairly reflect the cost to Lenders of funding LIBOR Loans for such Interest Period, then, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make LIBOR Loans shall be suspended.

         (c) Increased Cost and Reduced Return.

                  (1) If on or after the date hereof, the adoption of any applicable Law, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                           (i) shall subject any Lender to any tax, duty or
                  other charge with respect to the Loans, the Notes or its obligation to make Loans, or shall change the basis of taxation of payments of such Lender of the principal of or interest on the Loans or any other amounts due under this Agreement in respect of its Loans or its obligation to make Loans (except for changes in the rate of tax on the overall net income of such Lender imposed by the jurisdiction in which such Lender's principal executive office is located); or

                           (ii) shall impose, modify or deem applicable any
                  reserve, special deposition or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any LIBOR Loans any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender or shall impose on such Lender or on the interbank market any other condition affecting the Loans, the Notes or such Lender's obligation to make Loans;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by any Lender or the Administrative Agent under this Agreement or under the Notes with respect thereto, by an amount deemed by the Administrative Agent or such Lender to be material, then, within fifteen (15) days after demand by the Administrative Agent or such Lender, the Company shall be obligated to pay such Lender such additional amount or amounts as will compensate the Administrative Agent and such Lender for such increased cost or reduction (computed commencing on the effective date of any event mentioned herein). The Administrative Agent or such Lender agree to use their best efforts to give the Company notice of the occurrence of any event mentioned herein.

                  (2) If the Administrative Agent or any Lender shall determine that the adoption after the date hereof of any applicable Law regarding capital adequacy, or any change in any existing Law, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Administrative Agent or any Lender (or any of their branches or any corporation controlling the Administrative Agent or any Lender (or any of its branches or any corporation controlling the Administrative Agent or any Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Administrative Agent's or any Lender's or such corporation's capital, as the case may be, as a consequence of the Administrative Agent's or any Lender's obligations hereunder or for the credit which is the subject matter hereof to a level below that which the

         Administrative Agent or any Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the Administrative Agent's or any Lender's or such corporation's policies with respect to liquidity and capital adequacy) by an amount deemed by the Administrative Agent or any Lender to be material, then from time to time, within fifteen (15) days after demand by the Administrative Agent or any Lender, the Company shall pay to the Administrative Agent or such Lender such additional amount or amounts reasonably determined by the Administrative Agent or such Lender as will compensate the Administrative Agent or such Lender for the reduction.

         (d) Discretion of Lenders as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Loan through the purchase of deposits in the relevant market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR, for such Interest Period.

         SECTION 3.12 Place and Application of Payments. All payments of principal of and interest on the Loans, and all payments of fees and all other amounts payable under this Agreement shall be made to the Administrative Agent no later than 12:00 Noon (Chicago time) at the principal office of the Administrative Agent in Chicago, Illinois (or such other location in the State of Illinois as the Lender may designate to the Company). Any payments received after such time shall be deemed to have been received by the Lenders on the next Business Day. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without setoff or counterclaim. Alternatively, at its sole discretion, the Administrative Agent or any Lender may charge against or debit any deposit account or other monies of the Company on deposit with or in possession of the Administrative Agent or such Lender (other than accounts held in a fiduciary capacity), all or any part of any amount due hereunder or under the Notes. The Administrative Agent's and the Lender's right from time to time after the occurrence or happening of an Event of Default hereunder (which has not been cured or waived in a writing signed by the Administrative Agent and such Lender) to set off indebtedness owing by the Company to the Administrative Agent or such Lender against any Company's monies, deposits, credits, accounts or other property now or at any time in the possession or control of the Administrative Agent or such Lender, except as provided herein, is hereby acknowledged and agreed to by the Company.

         SECTION 4. FEES.

         SECTION 4.1 Fees. The Company agrees to pay the fees set forth in this
Section 4. All such fees shall be non-refundable.

         SECTION 4.2 Administrative Agent's Fee. The Company agrees to pay to the Administrative Agent for its own account fees in the respective amounts equal to the amounts previously agreed to in separate writings by the Company and the Administrative Agent.

         SECTION 4.3 Facility Fee. The Company agrees to pay to the Administrative Agent on behalf of the Lenders the Facility Fee.

         SECTION 5. TAXES AND OTHER MATTERS

         SECTION 5.1 Taxes. All payments by the Company of principal of, and interest on, the Notes and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will

         (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

         (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

         (c) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Company will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had not such Taxes been asserted.

         If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Company shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 5.1, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Company.

         Upon the request of the Company or the Administrative Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Company and the Administrative Agent, on or about the first scheduled payment date in each fiscal year, one or more (as the

Company or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

         SECTION 5.2 Making of Loans by Administrative Agent.

         SECTION 5.2.1 Assumptions by Administrative Agent. Notwithstanding the occurrence or continuance of an Unmatured Event of Default or Event of Default or other failure of any condition to the making of Loans hereunder, unless the Administrative Agent shall have received notice from a Lender in accordance with the provisions of Section 5.2.2 prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's Percentage of the amount to be borrowed on such date, the Administrative Agent may assume that such Lender will make such portion available to the Administrative Agent in immediately available funds, and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Lender shall on the next Business Day following the date of such borrowing make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this Section 5.2.1 shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the date of borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the next Business Day following the date of such borrowing, the Administrative Agent shall notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, the amount so repaid shall constitute such Lender's Percentage of the Loan made on such borrowing date for purposes of this Agreement. The failure of any Lender to make its Percentage of any Loan available shall not (without regard to whether the Company shall have returned the amount thereof to the Administrative Agent in accordance with this
Section 5.2.1) relieve it or any other Lender of its obligation, if any, hereunder to make its Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Percentage of such Loan available on the borrowing date.

         SECTION 5.2.2. Delegation of Authority to Administrative Agent. Without limiting the generality of Section 10, each Lender expressly authorizes the Administrative Agent to determine on behalf of such Lender the creation or elimination of any reserves against the Revolving Loans. Such authorization may be withdrawn by the Required Lenders by giving the Administrative Agent written notice of such withdrawal signed by the Required Lenders; provided, however, that unless otherwise agreed by the Administrative Agent such withdrawal of authorization shall not become effective until the thirtieth Business Day after receipt of such notice by the Administrative Agent. Thereafter, the Required Lenders shall jointly instruct the Administrative Agent in writing regarding such matters with such frequency as the Required Lenders shall jointly determine. Unless and until the Administrative Agent shall have received written notice from the Required Lenders as to the existence of an Unmatured Event of Default, an Event of Default or some other circumstance which would relieve the Lenders of their respective obligations to make Loans hereunder, which notice shall be in writing and shall be signed by the Required Lenders and shall expressly state that the Required Lenders do not intend to make available to the Administrative Agent such Lenders' ratable share of Loans made after the effective date of such notice, the Administrative Agent shall be entitled to continue to make the assumptions described in Section 5.2.1. After receipt of the notice described in the preceding sentence, which shall become effective on the third Business Day after receipt of such notice by the Administrative Agent unless otherwise agreed by the Administrative Agent, the Administrative Agent shall be entitled to make the assumptions described in Section 5.2.2 as to any Loans as to which it has not received a written notice to the contrary prior to 11:00 a.m. (Chicago time) on the Business Day next preceding the day on which the Loan is to be made. The Administrative Agent shall not be required to make any Loan as to which it shall have received notice by a Lender of such Lender's intention not to make its ratable portion of such Loan available to the Administrative Agent. Any withdrawal of authorization under this Section 5.2.2 shall not affect the validity of any Loans made prior to the effectiveness thereof.

         SECTION 5.3 Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections
3.10 and 3.11) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in their Notes as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

         (a) the amount of such selling Lender's required repayment to the purchasing Lender to

         (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 5.4) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 5.4 Setoff. Each Lender shall, upon the occurrence of any Default described in Section 9.1.3 or any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Company hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Company (other than accounts held in a fiduciary capacity) then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 5.3. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

         SECTION 5.5 Use of Proceeds. The Company will apply the proceeds of the Loans for working capital, acquisitions and general corporate purposes; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve System.

         SECTION 6. WARRANTIES. To induce the Lenders and the Administrative Agent to enter into this Agreement and to make the Loans hereunder, the Company represents and warrants unto the Administrative Agent and each Lender, as of the date hereof, and as of the date of each disbursement of each of the Loans, the following, which shall survive the execution and delivery of this Agreement, the Notes and the Loan Documents and until all of the Obligations have been paid, satisfied or discharged in full, regardless of any investigation by the Administrative Agent or any Lender of the Company's financial condition or assets:

         SECTION 6.1 Organization, etc. The Company is a corporation duly existing and in good standing under the laws of the State of Illinois; each Subsidiary is a corporation duly existing and in good standing under the laws of the state of its respective incorporation; the Company and each Subsidiary is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect; and the Company has full power and authority and holds all requisite governmental licenses, permits and other approvals to own and hold its properties and to conduct its business substantially as currently conducted by it.

         SECTION 6.2 Authorization; No Conflict. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of the Notes, and the performance by the Company of its obligations under this Agreement and the Notes, are within the Company's corporate powers, have been duly authorized by all necessary corporate action on the part of the Company, and do not and will not contravene or conflict with any provision of law, governmental regulation or court decree or order to which the Company is subject or of the charter or by-laws of the Company or of any agreement binding upon the Company, or result in or require the imposition of, a lien on any of the Company's or its Subsidiaries' properties.

         SECTION 6.3 Validity and Binding Nature. This Agreement is, and the Notes when duly executed and delivered will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

         SECTION 6.4 Financial Statements. The Company's audited consolidated financial statements as at December 31, 1997, copies of which have been furnished to the Lenders, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year (except as otherwise set forth therein with respect to the discontinued operations of Alleghany Asset Management), and present fairly the financial condition of the Company and its Subsidiaries as at December 31, 1997 and the results of their operations for the fiscal year ended December 31, 1997; and since December 31, 1997 there has been no Material Adverse Effect. Each of the Annual Statement Blank for CTI, TT and Security Union as at December 31, 1997, copies of which have been furnished to the Lenders, has been prepared in conformity with applicable statutory accounting principles applied on a basis consistent with that of the preceding fiscal year, and presents fairly the financial condition of CTI, TT or Security Union, as the case may be, as at such date and the results of their operations for the period then ended, and since such date there has been no Material Adverse Effect in their statutory condition as reflected in such Annual Statement Blanks taken as a whole.

         SECTION 6.5 Litigation and Contingent Liabilities. Schedule 6.5 hereto sets forth a list, as of the date specified, of all pending litigation, including, without limitation, title insurance claims and claims arising under Environmental Laws, which, if adversely determined, are likely to result in a judgment in any one case against the Company or any Subsidiary of $100,000 or more over and above any applicable insurance coverage. All pending litigation, including, without limitation, title insurance claims and claims arising under Environmental Laws, which, if adversely determined, is likely to result in a judgment in any one case against the Company or any Subsidiary of less than $100,000 over and above any applicable insurance coverage does not exceed (x) $60,000,000 in the aggregate from the date hereof until December 31, 1998, (y) $100,000,000 for Loans made thereafter until June 1, 2001 and (z) $150,000,000 for Loans made after June 1, 2001 until the Expiration Date). Except as set forth in such Schedule, no litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings are pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary which would, if adversely determined, have a Material Adverse Effect. Other than any liability incident to such litigation or proceedings and contingent liabilities of the Title Insurance Subsidiaries incurred in the ordinary course of their business, neither the Company nor its Subsidiaries have any contingent liabilities which would have a Material Adverse Effect, which are not provided for or disclosed in the financial statements referred to in Section 6.4.

         SECTION 6.6 Liens. None of the assets of the Company or any Subsidiary is subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, except as permitted under Section 7.12.

         SECTION 6.7 Subsidiaries. The Company has no Subsidiaries except those listed in Schedule 6.7.

         SECTION 6.8 Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 6.9 Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate", of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.10 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

         SECTION 6.11 Ownership of Properties. The Company and each of its Subsidiaries owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to
Section 7.12. The Company and each of its Subsidiaries is in compliance with all material requirements of law, including Environmental Laws, and all terms and provisions of all contracts and other instruments binding upon the Company or any of its properties or other assets, the failure to comply with which would have a Material Adverse Effect.

         SECTION 6.12 Taxes. The Company and its Subsidiaries have filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

         SECTION 6.13 Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date hereof, no steps have been taken to terminate any plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien in excess of $10,000,000 under
Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Company or any member of the Controlled Group of any liability, fine or penalty in excess of $10,000,000. Except as disclosed in Schedule 6.13, neither the Company nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 6.14 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Company in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Company to the Administrative Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Administrative Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

         SECTION 7. COMPANY'S COVENANTS.

         Until the expiration or termination of the Commitment and thereafter until all Obligations of the Company hereunder have been satisfied and discharged in full, the Company agrees that it will:

         SECTION 7.1 Reports, Certificates and Other Information. Furnish to the Administrative Agent (with sufficient copies for the Lenders):

         SECTION 7.1.1 Company Audit Report. Within 90 days after each fiscal year of the Company, a copy of an annual audit report of the Company and its Subsidiaries prepared on a consolidated basis and in conformity with generally accepted accounting principles applied on a basis consistent (to the extent possible) with the audited consolidated financial statements of the Company and its Subsidiaries as at December 31, 1997, duly certified by independent certified public accountants of recognized standing selected by the Company, together with (i) a certificate from such accountants containing a computation (prepared either by such accountants or the Company) of, and showing compliance with, each of the financial ratios and restrictions contained in this Section 7 and to the effect that, in making the examination necessary for the signing of such annual audit report by such accountants, they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing, or if they have become aware of any such event, describing it and the steps, if any, being taken by the Company to cure it and (ii) a letter addressed to the Company, the Administrative Agent and the Lenders from such accountants in substantially the same form as Exhibit E.

         SECTION 7.1.2 Annual Company Unaudited Statements. Within 90 days after each fiscal year of the Company, a copy of its unaudited balance sheet as at the end of such fiscal year and a statement of earnings for such fiscal year, prepared on an unconsolidated basis and signed by a proper accounting officer of the Company.

         SECTION 7.1.3 Company Interim Reports. Within 60 days after each quarter (except the last quarter) of each fiscal year of the Company, a copy of unaudited financial statements of the Company and its Subsidiaries prepared in the same manner as the audit report referred to in Section 7.1.1, subject to normal recurring year-end adjustments, signed by a proper accounting officer of the Company and consisting of at least a balance sheet as at the close of such quarter and statements of earnings and statement of cash flows for the period from the beginning of such fiscal year to the close of such quarter; provided, however, that such unaudited financial statements need not be more detailed than what would be required for a quarterly report to the Securities and Exchange Commission on Form 10-Q.

         SECTION 7.1.4 Certificates. Contemporaneously with the furnishing of a copy of each annual Company audit report and of each set of quarterly Company statements provided for in this Section 7.1, a certificate dated the date of such annual report or such set of quarterly statements and signed by the President, the Chief Financial Officer or the Treasurer of the Company, to the effect that no Event of Default, or Unmatured Event of Default, has occurred and is continuing, or, if there is any such an event, describing it and the steps, if any, being taken to cure it and containing (except in the case of the certificate dated the date of such annual report) a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this Section 7 and a statement of the maximum amount of any Investment Borrowings during such quarter and that the security therefor consisted of Approved Investments.

         SECTION 7.1.5 Annual Statement Blanks. Within 90 days after each fiscal year of each Title Insurance Subsidiary, a copy of its Annual Statement Blank filed with its applicable State regulatory commission for such fiscal year and prepared in accordance with applicable statutory accounting requirements from time to time in effect.

         SECTION 7.1.6 Quarterly Statement Blanks. Within 60 days after each quarter (except the last quarter) of each fiscal quarter of each Title Insurance Subsidiary, a copy of its Quarterly Statement Blank filed with its applicable State regulatory commission for such fiscal quarter and prepared in accordance with applicable statutory accounting requirements from time to time in effect.

         SECTION 7.1.7 Notice of Default and Litigation. Forthwith upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Company or the Subsidiary affected with respect thereto: (i) the occurrence of an Event of Default or an Unmatured Event of Default, or (ii) the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding which would have, or has, a Material Adverse Effect.

         SECTION 7.1.8 Subsidiaries. Contemporaneously with the furnishing of a copy of each annual audit report of the Company pursuant to Section 7.1.1, a written report of any changes in the list of Subsidiaries.

         SECTION 7.1.9 ERISA. Immediately upon becoming aware of the institution of any steps by the Company or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, which could result in the incurrence by the Company of any material liability, fine or penalty, or any material increase in the contingent liability Welfare Plan benefit, notice thereof and copies of all documentation relating thereto.

         SECTION 7.1.10 Additional Information. Such other information respecting the conditions or operations, financial or otherwise, of the Company or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

         SECTION 7.2 Books, Records and Inspections. Maintain, and cause each Subsidiary to maintain, complete and accurate books and records; permit, and cause each Subsidiary to permit, access by the Administrative Agent and each Lender to the books and records of the Company and of any Subsidiary; provided, however, that such access shall not unreasonably interfere with the normal business operations of the Company or such Subsidiary.

         SECTION 7.3 Insurance. Maintain, and cause each Subsidiary to maintain, such insurance as may be required by law and such other insurance, to such extent as is reasonably available (as determined by the Company) and against such hazards and liabilities, as is customarily maintained by companies similarly situated; provided, however, that, in lieu of or supplemental to any insurance referred to in this Section 7.3, the Company may adopt such other plan or method of protection in respect of its properties or other risks, whether by establishment of an insurance fund or reserve or by otherwise conforming to the practices of similar companies maintaining systems of self-insurance, as may be determined by the Company in its reasonable business judgment.

         SECTION 7.4 Taxes. Pay, and cause each Subsidiary to pay, when due all taxes, assessments, and other governmental charges or levies imposed upon it, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might give rise to liens or charges upon its property, except as contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

         SECTION 7.5 Consolidated Net Worth. Not permit Consolidated Net Worth at the close of any fiscal quarter to be less than $275,000,000.

         SECTION 7.6 Statutory Surplus. Not permit Statutory Surplus of the Title Insurance Subsidiaries on a combined basis at the close of any fiscal quarter to be less than $185,000,000.

         SECTION 7.7 Interest Expense Coverage Ratio. Not permit the ratio during any period of six consecutive fiscal quarters of Earnings Before Interest and Taxes to Interest Expense to be less than 2.5 to 1.0.

         SECTION 7.8 Liquidity. Not permit Cash and Marketable Securities of the Title Insurance Subsidiaries on a combined basis at the close of any fiscal quarter plus Cash and Marketable Securities of the Company on an unconsolidated basis at the close of any fiscal quarter to be less than the Statutory Premium Reserve of the Title Insurance Subsidiaries on a combined basis plus the next twelve months of Debt Service.

         SECTION 7.9 Loss Reserve Ratio. Not permit the ratio as at the close of any fiscal quarter of Loss Reserves of the Title Insurance Subsidiaries to their Statutory Surplus on a combined basis to be greater than 0.9 to 1.0.

         SECTION 7.10 Restricted Payments. Not purchase or redeem any shares of the capital stock of the Company, declare or pay any dividends thereon (other than stock dividends), make any distribution to stockholders or set aside any funds for any such purpose, or make any loans or advances to Affiliates which are not Subsidiaries of the Company (all of which purchases, redemptions, declarations, payments, distributions or loans and advances hereinabove referred to being collectively called "Restricted Payments"); provided, however, that so long as no Event of Default, or Unmatured Event of Default, has occurred and is continuing (or would occur as the result of a Restricted Payment hereinbelow permitted), the Company may (i) make Restricted Payments to its parent corporation or purchase debt instruments of Affiliates which are not Subsidiaries of the Company from time to time provided that the Company's Consolidated Net Worth would not be reduced thereby below $275,000,000 and (ii) make Restricted Payments to its parent corporation of an amount which represents the income taxes that would have been payable by the Company and the Subsidiaries of the Company forming part of the affiliated group for income tax purposes if the Company had not filed consolidated income tax returns as part of an affiliated group with CTC.

         SECTION 7.11 Indebtedness. Not, and not permit any Subsidiary to, incur or permit to exist any indebtedness for borrowed money, or for the deferred purchase price of any property, or for the deferred purchase price of any services the obligations for which would be reflected on an audited consolidated balance sheet of the Company and its Subsidiaries (or which contract would be reflected in the footnotes thereto, but excluding all leases accounted for as operating leases) prepared in accordance with generally accepted accounting principles, or under capitalized leases, except (i) the Notes, (ii) short term indebtedness of the Company and its Subsidiaries in an aggregate amount not in excess of $50,000,000 for working capital purposes, provided that no such indebtedness referred to in this clause (ii) shall be outstanding for a period of at least 2 consecutive months in each fiscal year, (iii) indebtedness of Subsidiaries to the Company and to other Subsidiaries and of the Company to Subsidiaries, (iv) current accounts payable arising in the ordinary course of business, (v) Investment Borrowings, (vi) other Long-Term Indebtedness of the Company and any Subsidiary to the extent permitted by Section 7.15; provided, however, any such Long-Term Indebtedness of any Subsidiary shall not exceed an aggregate amount of $35,000,000, (vii) indebtedness incurred by Subsidiaries engaged in the title insurance business in the ordinary course of business in aid of recoupment or reduction or settlement of title claims and losses, provided that the principal amount of all such indebtedness outstanding plus the then remaining Loss Reserves, if all treated as Loss Reserves, would not result in a violation of Section 7.9, (viii) Capitalized Lease Obligations of the Company and its Subsidiaries which at any one time in the aggregate do not exceed an amount equal to (x) $30,000,000, minus (y) the aggregate outstanding principal amount of indebtedness in connection with which liens permitted by
Section 7.12(i) exist, (ix) other indebtedness outstanding on the date hereof and listed in Schedule 7.11 or hereafter incurred in connection with liens permitted by Section 7.12, and (x) indebtedness incurred by the Company in connection with any sale and leaseback involving only Scheduled Properties or any indebtedness secured only by a lien on Scheduled Properties, to the extent such lease or other indebtedness is either non-recourse to the Company or the present value of such lease payments or the principal amount of such indebtedness, as the case may be does not exceed 75% of the appraised value of such Scheduled Properties.

         SECTION 7.12 Liens. Not, and not permit any Subsidiary to, create or permit to exist any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest with respect to any assets now owned or hereafter acquired, except (i) in connection with the acquisition of real or personal property after the date hereof, and attaching only to the real or personal property being acquired, if the indebtedness of the Company and all Subsidiaries secured thereby does not exceed in the aggregate at any one time outstanding an amount equal to (x) $30,000,000, minus (y) the then aggregate amount of Capitalized Lease Obligations permitted by Section 7.11(viii); (ii) for current taxes, assessments and governmental charges or levies not delinquent or being contested in good faith and by appropriate proceedings for which adequate reserves have been made; (iii) liens incurred or pledges or deposits made in connection with worker's compensation, unemployment insurance, old-age pensions, social security and public liability and similar legislation; (iv) liens, pledges or deposits to secure the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory and regulatory obligations, surety and appeal bonds and other obligations of like nature, incurred as an incident to the ordinary course of business; (v) statutory liens of landlords and other liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business; (vi) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services; (vii) liens granted by any Subsidiary to secure indebtedness of such Subsidiary to the Company or to any other Subsidiary or liens granted by the Company to secure indebtedness of the Company to any Subsidiary; (viii) liens in connection with Investment Borrowings; (ix) liens existing or incurred on claims acquired property in the ordinary course of business of Subsidiaries engaged in the title insurance business, (x) any other liens securing indebtedness or obligations which in the aggregate do not exceed $10,000,000; (xi) liens existing on the date hereof and disclosed on Schedule
6.6 or in the financial statements delivered pursuant to Section 6.4 and (xii) liens granted in connection with indebtedness permitted under Section 7.11(x).

         SECTION 7.13 Mergers, Consolidations, Purchases. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other person or entity, except for (i) any such merger or consolidation by any wholly-owned Subsidiary into the Company or into, with or to any other wholly-owned Subsidiary and any such purchase or other acquisition by the Company or any wholly-owned Subsidiary of the assets or stock of any wholly-owned Subsidiary and (ii) any such merger, consolidation, purchase, or other acquisition of assets or stock by the Company or any Subsidiary if (x) in the case of a merger or consolidation involving the Company, the surviving corporation shall be the Company, (y) as of the date of the execution of the agreement providing for such merger, consolidation, purchase, or other acquisition, the fair value of the consideration to be paid in connection therewith shall not exceed $60,000,000, and (z) no Event of Default or Unmatured Event of Default shall have occurred and be continuing at the time of such merger, consolidation, purchase, or other acquisition, or shall occur as a result of such merger, consolidation, purchase, or other acquisition. For the purposes of this Section 7.13, the consideration to be paid in connection with any merger, consolidation, purchase, or other acquisition shall be valued in accordance with generally accepted accounting principles.

         SECTION 7.14 Asset Dispositions. Not, and not permit any Subsidiary to sell, transfer, convey or lease all or any substantial part of its assets except in the ordinary course of business; provided, however, there shall be excluded from the restrictions of this Section 7.14 (i) sales or other dispositions of the stock or assets of the Company or a Subsidiary required by governmental or regulatory authorities; (ii) Net Asset Sales in an amount not exceeding 10% of Adjusted Total Assets in each fiscal year; (iii) sales or other dispositions of Unrestricted Assets; and (iv) sales or other dispositions of assets by a Subsidiary to the Company or another Subsidiary, or by the Company to a Subsidiary. For purposes of this Section 7.14, sales of Scheduled Properties shall be included in computing Net Asset Sales but the Company shall not be in default hereunder if Net Asset Sales exceed the amount permitted by Section 7.14(ii) solely as a result of such inclusion.

         SECTION 7.15 Leverage Ratio. Not permit the Leverage Ratio as at the close of any fiscal quarter to be greater than 0.45 to 1.0.

         SECTION 7.16 Existing Business. Carry on, and cause each Subsidiary to carry on, its title insurance, escrow, trust company and/or other real estate related services, business, or businesses in substantially the same manner as presently being conducted.

         SECTION 7.17 Other Agreements. Not enter into any agreement containing any material provision which would be violated or breached in a material way by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

         SECTION 8. CONDITIONS OF LENDING.

         Notwithstanding any other provisions of this Agreement, the Lenders, at their sole option and in their sole discretion, need not make any Loans available to the Company unless the conditions precedent described below are fulfilled:

         SECTION 8.1 Documents. The obligation of each Lender to make its Loan is, in addition to the conditions precedent specified in Section 8.2, subject to the condition precedent that the Administrative Agent shall have received all of the following, each duly executed and dated as of the date hereof, in form and substance satisfactory to the Administrative Agent:

         SECTION 8.1.1 Notes. The Administrative Agent shall have received, for the account of each Lender, its Note duly executed and delivered by the Company.

         SECTION 8.1.2 Corporate Documents. Certified copies of the articles of incorporation and bylaws of the Company and certified copies of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance, respectively, of this Agreement, the Notes, and other documents provided for in this Agreement.

         SECTION 8.1.3 Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign this Agreement and the Notes and other documents provided for in this Agreement, together with a sample of the true signature of each such officer.

         SECTION 8.1.4 Confirmatory Certificate. A certificate signed by the President, the Chief Financial Officer or the Treasurer of the Company as to the matters set out in Section 8.2.

         SECTION 8.1.5 Good Standing. Certificate of the Secretary of State of Illinois as to the good standing of the Company.

         SECTION 8.1.6 Instructions. Written instructions from the Company to the Administrative Agent directing the distribution of the proceeds of the initial Revolving Loans made pursuant to this Agreement.

         SECTION 8.1.7 Other. Such other documents as the Administrative Agent or any Lender may reasonably request.

         SECTION 8.2 Further Conditions. The obligation of each Lender to make its Loan is subject to the following further conditions precedent: (a) no Event of Default, or Unmatured Event of Default, has occurred and is continuing or will result from the making of the Loans, (b) the warranties of the Company contained in Section 6 are true and correct as of each borrowing of a Loan hereunder, with the same effect as though made on the Loan Date, (except for the warranties made as of a specific date, which were true and correct as of such date), (c) all governmental approvals and court orders that are necessary for the Company to consummate the transactions contemplated by this Agreement and the Notes and to perform its obligations thereunder have been received, (d) after giving effect to the Loans, the aggregate principal amount of all such Loans shall not exceed the Commitment, (e) such loan shall not violate any order, judgment or decree of any court or other authority or any provision of law applicable to the Administrative Agent or the Lenders, as then in effect, and (f) the Administrative Agent shall have received the Notes, the Borrowing Notice and the fees as required hereunder.

         SECTION 9. EVENTS OF DEFAULT AND THEIR EFFECT.

         SECTION 9.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

         SECTION 9.1.1 Non-Payment of Notes, etc. Default, and the continuance thereof for one day, in the payment when due of any principal of the Notes or default, and continuance thereof for five days, in the payment when due of any interest on the Notes or any fees payable or amounts due by the Company hereunder.

         SECTION 9.1.2 Non-Payment of Other Indebtedness. Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other indebtedness for borrowed money or the deferred purchase price of property of, or guaranteed by, the Company or any Subsidiary (except any such indebtedness of any Subsidiary to the Company or to any other Subsidiary) in excess of $10,000,000 or default in the performance or observance of any obligation or condition with respect to any such other indebtedness in excess of $10,000,000 if the effect of such default is to accelerate the maturity of any such indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity, and such default shall not have been remedied or discharged within any applicable grace period.

         SECTION 9.1.3 Bankruptcy, Insolvency, etc. The Company or any Subsidiary admits in writing its inability to pay debts as they become due; or the Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary other than a Title Insurance Subsidiary), is commenced in respect of the Company or any Subsidiary, and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary or remains for 60 days undismissed; or the Company or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

         SECTION 9.1.4 Non-Compliance with this Agreement. Failure by the Company to comply with or to perform any provision of this Agreement (and not constituting an Event of Default under any of the preceding provisions of this
Section 9) and continuance of such failure for 30 days after notice thereof to the Company from the Administrative Agent, or from any Lender.

         SECTION 9.1.5 Warranties. Any warranty made by the Company herein is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Company to the Administrative Agent or the Lenders is false or misleading in any material respect, in each case on the date as of which the facts therein set forth are stated or certified.

         SECTION 9.1.6 Change of Control. At any time after the completion of the distribution of shares of CTC by Alleghany to the stockholders of Alleghany, as contemplated by the Registration Statement on Form 10 filed with the Securities and Exchange Commission by CTC on March 27, 1998, as amended, CTC, or a Subsidiary of CTC, shall not own, directly or indirectly, 100% of the issued and outstanding voting capital stock of the Company.

         SECTION 9.1.7 Judgments. Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Company or any of its Subsidiaries and either

         (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

         (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         SECTION 9.1.8 Pension Plans. Any of the following events shall occur with respect to any Pension Plan

         (a) the institution of any steps by the Company, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Company or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $10,000,000; or

         (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a lien in excess of $ 10,000,000 under Section 302(f) of ERISA.

         SECTION 9.2 Effect of Event of Default. If any Event of Default described in Section 9.1.3 shall occur, the Notes shall become immediately due and payable, all without notice of any kind; and in the case of any other Event of Default, the Administrative Agent, upon the direction of the Required Lenders, shall by written notice to the Company, declare the Notes to be due and payable, whereupon the Notes shall become immediately due and payable, all without any other notice of any kind.

         SECTION 10. THE ADMINISTRATIVE AGENT

         SECTION 10.1 Actions. Each Lender hereby appoints LaSalle as its Administrative Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Administrative Agent is not reimbursed by the Company; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Administrative Agent's gross negligence or wilful misconduct. The Administrative Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative

Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 10.2 Exculpation. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor to make any inquiry respecting the performance by the Company of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 10.3 Successor. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Company and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or, with the approval of the Company (such approval not to be unreasonably withheld), a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of

         (a) this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

         (b) Section 10.2 and Section 10.3 shall continue to inure to its benefit.

         SECTION 10.4 Loans by LaSalle. LaSalle shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and
(y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent. LaSalle and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or Affiliate of the Company as if LaSalle were not the Administrative Agent hereunder.

         SECTION 10.5 Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender's review of the financial information of the Company, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 10.6 Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Company pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Company). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Company for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

         SECTION 11. MISCELLANEOUS PROVISIONS

         SECTION 11.1 Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

         (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

         (b) modify this Section 11.1, change the definition of "Required Lenders", increase the Commitment Amount or the Percentage of any Lender or reduce the Facility Fee in Section 4.3 shall be made without the consent of each Lender and each holder of a Note;

         (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on the Notes (or reduce the principal amount of or rate of interest on the Notes) shall be made without the consent of the holder of that Note; or

         (d) affect adversely the interests, rights or obligations of the Administrative Agent qua the Administrative Agent shall be made without the consent of the Administrative Agent.

No failure or delay on the part of the Administrative Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 11.2 Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by Telex or by facsimile and addressed, delivered or transmitted to such party at its address, Telex or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address, Telex or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by Telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of Telexes).

         SECTION 11.3 Costs, Expenses and Taxes. The Company agrees to pay on demand all out-of-pocket costs and expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of Lord, Bissell & Brook, counsel for the Administrative Agent and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery, administration, syndication and marketing of this Agreement, the Notes and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith, in the case of the foregoing subject to limitations previously agreed by the Company and the Administrative Agent, and all out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Administrative Agent in connection with the enforcement of this Agreement, the Notes, any such other instruments or documents or any collateral security. In addition, the Company agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any stamp or other taxes (excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts) which may be payable in connection with the execution or delivery of this Agreement, the borrowing hereunder, or the issuance of the Notes or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. The Company also agrees to reimburse the Administrative Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses including the allocated time charges of each Lender's legal departments, as their respective internal counsel) incurred by the Administrative Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 11.4 Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Company hereby indemnifies, exonerates and holds the Administrative Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

         (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the Loans; or

         (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Company as the result of any determination by the Required Lenders pursuant to Section 8 not to fund the Loans); except for (i) any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct or (ii) any such Indemnified Liabilities resulting from claims by the Administrative Agent or any Lender against any other Lender or any Lender against the Administrative Agent that are not attributable to the Company's actions and for which the Company otherwise has no liability. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Each Indemnified Party agrees to notify the Company of any event which could give rise to any Indemnified Liabilities and to consult with the Company to determine the best defense with respect to the same.

         SECTION 11.5 Survival. The obligations of the Company under Sections 3.10, 3.11, 5.1, 11.3 and 11.4, and the obligations of the Lenders under Section 11.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Company in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 11.6 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.7 Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

         SECTION 11.8 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Company and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the

Administrative Agent to the Company and each Lender.

         SECTION 11.9 Governing Law. THIS AGREEMENT AND THE NOTES SHALL EACH BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. All obligations of the Company and the rights of the Administrative Agent and any Lender expressed herein or in the Notes shall be in addition to and not in limitation of those provided by applicable law. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 11.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

         (a) the Company may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

         (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

         SECTION 11.11 Sale and Transfer of Notes; Participations in Notes. Each Lender may assign, or sell participations in, its Note and Commitment to one or more other Persons in accordance with this Section 11.11.

         SECTION 11.11.1 Assignments. Any Lender,

         (a) with the written consents of the Company and the Administrative Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Company, shall be deemed to have been given in the absence of a written notice delivered by the Company to the Administrative Agent, on or before the tenth Business Day after receipt by the Company of such Lender's request for consent, stating, in reasonable detail, the reasons why the Company proposes to withhold such consent) may at any time assign and delegate to one or more commercial banks or other financial institutions, and

         (b) with notice to the Company and the Administrative Agent, but without the consent of the Company or the Administrative Agent, may assign and delegate to any of its Affiliates or to any other Lender (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's Note and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Note and Commitment) in a minimum aggregate amount of $4,000,000; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the penultimate sentence of Section
5.1 and further, provided, however, that, the Company and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee

Lender until

                  (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Company and the Administrative Agent by such Lender and such Assignee Lender,

                  (ii) such Assignee Lender shall have executed and delivered to the Company and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent, and

                  (iii) the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Company shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Note and Commitment and, if the assignor Lender has retained a portion of its Note and its Commitment hereunder, a replacement Note in the principal amount of the portion of the Note and Commitment retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, that Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Company. Accrued interest on that part of the predecessor Note evidenced by the new Note shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender. Accrued interest shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,000. Any attempted assignment and delegation not made in accordance with this Section 11.11.1 shall be null and void.

         SECTION 11.11.2 Participations. Any Lender may at any time sell to one or more financial institutions (each of such financial institution being herein called a "Participant") participating interests in its Note or Commitment, or other interests of such Lender hereunder; provided, however, that

         (a) no participation contemplated in this Section 11.11 shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document,

         (b) such Lender shall remain solely responsible for the performance of its

Commitment and such other obligations,

         (c) the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

         (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 11.1, and

         (e) the Company shall not be required to pay any amount under Section
5.1 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Company acknowledges and agrees that each Participant, for purposes of Sections 3.10, 3.11, 5.1, 5.3, 5.4, 11.3 and 11.4, shall be considered a Lender.

         SECTION 11.12 Other Transactions. Nothing contained herein shall preclude the Administrative Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Affiliates in which the Company or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 11.13 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE COMPANY SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN

INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 11.14 Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE LENDERS AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE COMPANY. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         SECTION 11.15 Confidentiality. The Administrative Agent and each Lender shall hold nonpublic information obtained pursuant to the requirements of this Agreement other than information (a) that is, or generally becomes, available to the public, (b) that was or becomes available to the Administrative Agent or any Lender on a nonconfidential basis, or (c) that becomes available to the Administrative Agent or any Lender from a Person or other source that is not to the knowledge of Administrative Agent or such Lender (as the case may be), otherwise bound by a confidentiality obligation to the Company, in accordance with its customary procedures for treatment of confidential information and in accordance with safe and sound banking practices and in any event, may make disclosure reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loan or Note or participation therein or as required or requested by any governmental agency or representative thereof pursuant to legal process.

         SECTION 11.16 Special Purpose Funding Vehicle. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC") of such Granting Bank, identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Company, the option to provide all or any part of any Loan that such Granting Bank would otherwise be obligated to make hereunder, provided that
(i) nothing herein shall constitute a commitment to make any Loan by any SPC,
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof, and (iii) the rights of any such SPC shall be derivative of the rights of the Granting Bank, and each SPC shall be subject to all of the restrictions upon the Granting Bank herein contained. Each SPC shall be conclusively presumed to have made arrangements with its Granting Bank for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, and the Administrative Agent, the other Lenders and the Company shall be entitled to rely upon and deal solely with the Granting Bank with respect to Loans made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by the Granting Bank. Each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, provided that the Granting Bank for each SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section 11.16, any SPC may (i) with notice to, but without the prior written consent of, the Company or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Bank or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Bank to make Loans hereunder), provided that neither the consent of the SPC or of any such assignee shall be required for amendments or waivers of provisions of the Loan Documents, and (ii) disclose on a confidential basis (in the same manner described in Section 11.15) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   CHICAGO TITLE AND TRUST COMPANY


                                   By:   /s/ Peter G. Leemputte
                                        -----------------------------------
                                   Its:  Executive VP, CFO, CAO
                                        -----------------------------------


                                   By:   /s/ A. Larry Sisk
                                        -----------------------------------
                                   Its:  Vice President and Treasurer
                                        -----------------------------------

                                   171 North Clark Street
                                   Chicago, Illinois 60601

                                   Facsimile No:     (312) 223-5955
                                   Attention:        A. Larry Sisk



                                   LASALLE NATIONAL BANK
                                     as Administrative Agent


                                   By:   /s/ Janet R. Gates
                                        -----------------------------------
                                   Its:  First Vice President
                                        -----------------------------------

                                   135 South LaSalle Street
                                   Chicago, Illinois 60603

                                   Facsimile No:     (312) 904-6189
                                   Attention:        Janet R. Gates

         PERCENTAGE                LENDERS
         ----------                -------
            40%                    LASALLE NATIONAL BANK


                                   By:    /s/ Janet R. Gates
                                         ----------------------------------
                                   Title:  First Vice President
                                         ----------------------------------


                                   Domestic
                                   Office:  135 South LaSalle Street
                                                     Chicago, Illinois   60603

                                   Facsimile No.:    (312) 904-6189
                                   Attention:        Janet R. Gates


                                   LIBOR Office:     Same as above


            20%                    CHASE BANK OF TEXAS, N.A.


                                   By:    /s/ James M. Chuckray
                                         ----------------------------------
                                   Title:  Senior Vice President
                                         ----------------------------------


                                   Domestic
                                   Office:  2200 Ross Avenue
                                                     Suite 710
                                                     Dallas, Texas    75201

                                   Facsimile No.:    (214) 965-2290
                                   Attention:        Jim Chuckray


                                   LIBOR Office:     Same as above

            20%                    U.S. BANK NATIONAL ASSOCIATION


                                   By:    /s/ Steven T. Williams
                                         ----------------------------------
                                   Title:  Vice President
                                         ----------------------------------


                                   Domestic
                                   Office:  555 S.W. Oak Street, PL-4
                                                     Portland, Oregon   97204

                                   Facsimile No.:    (503) 275-5428
                                   Attention:        Steven T. Williams


                                   LIBOR Office:     Same as above

            20%                    BANK OF MONTREAL


                                   By:    /s/ John T. Mead, Jr.
                                         ----------------------------------
                                   Title: Director
                                         ----------------------------------


                                   Domestic
                                   Office:  115 South LaSalle Street
                                                     12th Floor
                                                     Chicago, Illinois 60603

                                   Facsimile No.:    (312) 845-2199
                                   Attention:        John T. Mead, Jr., Director

                                   LIBOR Office:     Same as above